Exhibit (d)(574)

SUPPLEMENT NO. 1
TO

TWO HUNDRED SIXTY-SEVENTH
SUPPLEMENTAL INDENTURE
between
PROSPECT CAPITAL CORPORATION
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee
Dated as of March 11, 2014

SUPPLEMENT NO.1
TWO HUNDRED SIXTY-SEVENTH
SUPPLEMENTAL INDENTURE

THIS Supplement No. 1 to the TWO HUNDRED SIXTY-SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 11, 2014, is between Prospect Capital Corporation, a Maryland corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Original Supplemental Indenture or Base Indenture, as applicable (each as defined below).
RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of February 16, 2012, as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated March 12, 2012, by and among the Company, the Trustee, and American Stock Transfer & Trust Company, LLC (the “Base Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.
The Company and the Trustee executed and delivered the Two Hundred Sixty-Seventh Supplemental Indenture, dated as of February 19, 2014 (the “Original Supplemental Indenture,” together with the Base Indenture and this Supplemental Indenture the “Indenture”) to establish the form and terms of the Company’s 4.75% Senior Notes due 2019 (the “Original Notes”). The Company issued Original Notes in an initial aggregate principal amount of $40,000,000 on February 19, 2014.
Section 1.01(b) of the Original Supplemental Indenture provides that the Company, pursuant to an indenture supplemental may issue additional Notes having the same ranking and the same interest rate, maturity and other terms of the Notes (“Additional Notes”). The Company desires to issue Additional Notes pursuant to Section 1.01(b) of the Original Supplemental Indenture.
The Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of Additional Notes and all acts and things necessary to make this Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

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Article I

ADDITIONAL NOTES
Section 1.01    Issuance of Additional Notes.
(a)    The Company hereby authorizes the issuance of Additional Notes in an aggregate principal amount of $10,000,000. Except for any differences in the issue price and interest accrued prior to the date of issuance of the Additional Notes, the Additional Notes shall have the same terms and conditions as the Original Notes, and be subject to the same provisions and covenants applicable to the Original Notes, in each case as set forth in the Original Supplemental Indenture attached hereto as Exhibit A, such terms, conditions, provisions and covenants of the Original Supplemental Indenture are hereby incorporated into, and made part of, this Supplemental Indenture, except to the extent modified below. The Additional Notes and the Original Notes shall rank equally and ratably and shall constitute a single series for all purposes under this Indenture and all references to the relevant Notes herein and in the Original Supplemental Indenture shall include the Additional Notes unless the context otherwise requires.
(b)    Article I, Section 1.11(e)(i) of the Original Supplemental Indenture shall be amended by deleting Section 1.11(e)(i) in its entirety and replacing such section with the following:
(i)    “reserve (i) up to $50 million in aggregate principal amount of New Notes in an applicable Debt Offering or (ii) an amount equal to the proportionate increase in principal amount of the Notes with respect to the discount offered in the Discount Offering, in each case, solely for purposes of the exchange by the Company of the Notes for New Notes;”
ARTICLE II

MISCELLANEOUS
Section 2.01    Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
Section 2.02    Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 2.03    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Supplemental Indenture. The exchange of copies of this

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Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.
Section 2.04    Ratification of Base Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture and the Original Notes Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture and the Original Notes Supplemental Indenture.
Section 2.05    Effectiveness. The provisions of this Supplemental Indenture shall become effective as of the date hereof.
Section 2.06    Article I Terms. Notwithstanding anything else to the contrary herein, the terms and provisions of Article I of this Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.
Section 2.07    Recitals. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
PROSPECT CAPITAL CORPORATION

By:    /s/ Brian H. Oswald
Name:    Brian H. Oswald
Title:    Chief Financial Officer and
Chief Compliance Officer

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:    /s/ Beverly A. Freeney
Name:    Beverly A. Freeney
Title:    Vice President

EXHIBIT A

TWO HUNDRED SIXTY-SEVENTH
SUPPLEMENTAL INDENTURE

TWO HUNDRED SIXTY-SEVENTH
SUPPLEMENTAL INDENTURE
between
PROSPECT CAPITAL CORPORATION
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee
Dated as of February 19, 2014

TWO HUNDRED SIXTY-SEVENTH
SUPPLEMENTAL INDENTURE

THIS TWO HUNDRED SIXTY-SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 19, 2014, is between Prospect Capital Corporation, a Maryland corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).
RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of February 16, 2012, as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated March 12, 2012, by and among the Company, the Trustee, and American Stock Transfer & Trust Company, LLC (the “Base Indenture” and, as supplemented by one or more supplemental indentures, including this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.
The Company desires to issue and sell $40,000,000 aggregate principal amount of the Company’s 4.75% Senior Notes due 2019 (the “Notes”).
Sections 9.01(5) and 9.01(7) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture.
The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture ).
The Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Article I

TERMS OF THE NOTES
Section 1.01    Establishment of the Notes.
(a)    The Notes shall constitute a series of Securities having the title “4.75% Senior Notes due 2019” and shall be designated as Senior Securities under the Indenture. The Notes shall bear a CUSIP number of 74348YMA6 and an ISIN number of US74348YMA63.
(b)    The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture) shall be $40,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires. No Additional Notes may be issued hereunder if an Event of Default with respect to the Note occurs and is continuing.
Section 1.02    Principal and Interest Payments. The entire outstanding principal of the Notes shall be payable on August 15, 2019 (the “Maturity Date”). The rate at which the Notes shall bear interest shall be 4.75% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be February 19, 2014, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be February 15 and August 15 of each year, commencing August 15, 2014 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including February 19, 2014 (or the most recent Interest Payment Date to which interest has been paid or provided for), to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The initial interest payment on the Notes on the August 15, 2014 Interest Payment Date shall be equal to $23.22 per $1,000 principal amount of the Notes. Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the Corporate Trust Office of the Trustee in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
Section 1.03    Global Security. The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Supplemental Indenture. Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Base Indenture.
Section 1.04    Depositary. The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York. The Security Registrar with respect to the Global Notes shall be the Trustee.
Section 1.05    Defeasance. The Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Section 10.06 of the Base Indenture and, if specified pursuant to Section 3.01 of the Base Indenture, the obligations under any other covenant.
Section 1.06    No Sinking Fund. The Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.
Section 1.07    Denominations. The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Section 1.08    Repurchase at Option of Holders Upon a Fundamental Change.
(a)    If a Fundamental Change (as defined in Section 1.08(f) below) occurs at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on or after the Close of Business on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 30 days and not more than 60 days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date (collectively, the “Fundamental Change Repurchase Price”). Notwithstanding the foregoing, if the Fundamental Change Repurchase Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (including Additional Interest and Filing Additional Interest, if any) will be paid on the Fundamental Change Repurchase Date to the Holder of record on the Record Date.

Repurchases of Notes under this Section 1.08 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note at any time prior 5:00 p.m. New York City time on the Fundamental Change Repurchase Date; and
(ii)    delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1.08 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
The Fundamental Change Repurchase Notice shall state:

(1)    if certificated, the certificate numbers of Notes to be delivered for repurchase;
(2)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof;
(3)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; and
(4)    if such Fundamental Change Repurchase Notice is delivered prior to the occurrence of a Fundamental Change pursuant to a definitive agreement giving rise to a Fundamental Change, that the Holder acknowledges that the Company’s offer is conditioned on the occurrence of such Fundamental Change.
provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the rules and procedures of the Depositary.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 1.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.
The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 1.08(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
(b)    On or before the 30th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes as of the date of the Fundamental Change Company Notice at their addresses shown in the Note Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the date of the Fundamental Change;
(iii)    that the Holder must exercise the repurchase right prior to 5:00 p.m. New York City time on the Fundamental Change Repurchase Date;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;
(vi)    the name and address of the Paying Agent; and
(vii)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 1.08.
(c)    A Fundamental Change Repurchase Notice may be withdrawn by delivering a written notice of withdrawal to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to 5:00 p.m. New York City time on the Fundamental Change Repurchase Date, specifying:

(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
(ii)    the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and
(iii)    if certificated Notes have been issued, the certificate numbers of the withdrawn Notes;
provided, however, that if the Notes are not in certificated form, the notice must comply with the rules and procedures of the Depositary. The Paying Agent will promptly return to the respective Holders thereof any certificated Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 1.08(c). If the Notes are not in certificated form, such return must comply with the appropriate rule and procedures of the Depositary. If a Fundamental Change Repurchase Notice is given and then subsequently withdrawn in accordance with this Section 1.08(c), then the Company shall not be obligated to repurchase any Notes listed in such Fundamental Change Repurchase Notice.

(d)    On or prior to 1:00 p.m. (local time in The City of New York) on the Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company) or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with this Indenture an amount of money or securities sufficient to repurchase as of the Fundamental Change Repurchase Date all of the Notes to be repurchased as of such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company and subject to extension if necessary to comply with the provisions of the Investment Company Act of 1940), payment for Notes surrendered for repurchase (and not withdrawn) prior to 5:00 p.m. New York City time on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 1.08), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 1.08 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register (in the case of certificated Notes) by wire transfer of immediately available funds to the account of the Depositary or its nominee (if the Notes are not in certificated form). The Trustee shall, promptly after such payment return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(e)    If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase as of the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest (including Additional Interest, if any) will cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be, and all other rights of the Holders of such Notes will terminate other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.
(f)    “Fundamental Change” will be deemed to have occurred upon the occurrence of both (a) a Below Investment Grade Ratings Event and (b) any of the following events (each such events listed below shall be deemed a “Fundamental Change Event”):
(i)    the consummation of any transaction (including, without limitation, any merger or consolidation other than those excluded under clause (c) below) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Capital Stock of the Company that is at that time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);
(ii)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(iii)    the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and those of its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act); other than:
(1)    any transaction that does not result in any reclassification, conversion, exchange or cancellation of all or substantially all of the outstanding shares of Capital Stock of the Company;
(2)    any changes resulting from a subdivision or combination or change solely in par value;
(3)    any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the continuing or surviving Person entitled to vote generally in elections of directors immediately after giving effect to such transaction; or
(4)    any merger primarily for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.
For purposes of determining the occurrence of a Fundamental Change, the term “Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in the occurrence of a Fundamental Change Event until the end of the 60-day period following public notice of the occurrence of a Fundamental Change Event (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by the Rating Agency); provided that a downgrade contemplated by this paragraph otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Fundamental Change Event (and thus shall not be deemed a downgrade as contemplated by this paragraph for purposes of the definition of fundamental change hereunder) if the Rating Agency making the reduction in rating to which this paragraph would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Fundamental Change Event (whether or not the applicable Fundamental Change Event shall have occurred at the time of any downgrade contemplated by this paragraph). “Rating Agency” means Standard & Poor’s Rating Service, a division of McGraw-Hill, Inc. or any successor thereto and “Investment Grade” means a rating of BBB- or better by the Rating Agency (or if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade rating from any “ nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by the Company as a replacement for the Rating Agency).
Notwithstanding the foregoing, any transaction or event described above also will not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clauses (i) or (iii) above occurs (without regard to any exclusion contained in clause (iii)), and at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible into the Reference Property.
(g)    There shall be no purchase of any Notes pursuant to this Section 1.08 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date. The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any certificated Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(h)    In connection with any offer to purchase Notes under this Section 1.08 hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 1.08 to be exercised in the time and in the manner specified in this Section 1.08.
Section 1.09    Optional Redemption
(a)    The Notes will be redeemable, in whole or in part, at any time, or from time to time, at the option of the Company, at a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the Redemption Date:

(i)    100% of the principal amount of the Notes to be redeemed, or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points.

For purposes of calculating the Redemption Price in connection with the redemption of the Notes, on any Redemption Date, the following terms have the meanings set forth below:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yieldtomaturity of the Comparable Treasury Issue (computed as of the third Business Day immediately preceding the Redemption Date), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Redemption Price and the Treasury Rate will be determined by the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means any primary U.S. government securities dealers selected by the Company (and their respective successors); provided, however, that if any such dealer selected by the Company shall cease to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), the Company shall select another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the Redemption Price will be final and binding absent manifest error.

(b)    Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than 30 nor more than 60 days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture.

(c)    Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act, to the extent applicable.

(d)    If the Company elects to redeem only a portion of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered to the Depositary or its nominee, the Depositary; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

(e)    Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder
Section 1.10    Consolidation, Merger, Sale, Lease or Conveyance.
(a)    The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, unless:
(iv)    either (a) the Company shall be the continuing corporation or (b) the resulting, surviving or transferee Person (if other than the Company) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to this Indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(v)    immediately after giving effect to such transaction, no Event of Default has occurred and is continuing; and
(vi)    if so requested by the Trustee, the Company shall have delivered to the Trustee any Officers’ Certificate and Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 1.09 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
(b)    In the event of any transaction described in and complying with the conditions listed in Section 1.10(a) in which the Company is not the continuing corporation, the Successor Company formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations, under the Notes and this Indenture.
Section 1.11    Right to Exchange Upon Subsequent Debt Offering
(a)    In the event the Company (i) issues additional notes which are pari passu with the Notes, whether in a publicly registered or privately placed debt offering, including without limitation any offering pursuant to Regulation S, Rule 144A, or other similar rule or regulation under the Securities Act of 1933, as amended (the “Securities Act”), of at least $250,000,000 in an aggregate principal amount (the “Debt Offering”), during the period of 90 days following February 19, 2014 (the “Exchange Period”), or (ii) issues additional Notes pursuant to Section 1.01(b) of this Supplemental Indenture on terms similar to the Notes but at any discount to a Holder to the principal amount of the Notes, during the period of 90 days (the “Discount Exchange Period”) following February 19, 2014 (the “Discount Offering”) (the notes issued in connection with a Debt Offering and a Discount Offering collectively referred to as the “New Notes”), each original holder of the Notes may exchange all, and not part, of its Notes for New Notes (the “Exchange Right”). The option to exchange Notes for any New Notes will apply only to the original holders of the Notes who purchase the Notes from the Company pursuant to the initial offering of such Notes and who continue to hold the Notes as of the date of issuance of the New Notes (the “Applicable Noteholders”). Any subsequent holders of the Notes who acquire Notes during the Exchange Period or the Discount Exchange Period, as applicable, from the Applicable Noteholders will not be permitted to exchange Notes for New Notes.

(b)    Any New Notes issued to the Applicable Noteholders in connection with a Debt Offering will be for an equal aggregate principal amount of the Notes to be exchanged, will be issued without penalty to, or additional consideration provided by, the Applicable Noteholders and will have such terms as agreed to by the Company in the Debt Offering pursuant to which the New Notes are issued.

(c)    Any New Notes issued to the Applicable Noteholders in connection with a Discount Offering will be issued without penalty to, or additional consideration provided by, the

Applicable Noteholders and will have such terms as agreed to by the Company in the Discount Offering pursuant to which the New Notes are issued. The principal amount of the New Notes issued to an Applicable Noteholder in connection with a Discount Offering will be increased proportionately to the discount offered in the Discount Offering.

(d)    During the Exchange Period or the Discount Exchange Period, as applicable, the Company will notify the Applicable Noteholders of a proposed Debt Offering or Discount Offering upon commencement of such Debt Offering or Discount Offering, as applicable, (the “New Offering Notice”). To exercise the Exchange Right, the Applicable Noteholders must deliver, prior to 5:00 p.m., New York City time, on the first business day following receipt of the New Offering Notice, a written notice to the Company of the Applicable Noteholder’s exercise of its Exchange Right. The exchange notice must state the full principal amount of the Notes to be exchanged, which must be $1,000 or $1,000 integral multiples in excess thereof. Settlement for the exchange of Notes for New Notes will be made on the date of issuance of the New Notes pursuant to the Debt Offering or the Discount Offering, as applicable.

(e)    In connection with any exchange of Notes for New Notes, the Company will:

(i)    reserve (i) up to $40 million in aggregate principal amount of New Notes in an applicable Debt Offering or (ii) an amount equal to the proportionate increase in principal amount of the Notes with respect to the discount offered in the Discount Offering, in each case, solely for purposes of the exchange by the Company of the Notes for New Notes;
(ii)    provide to the Applicable Noteholders on the date of the commencement of the Debt Offering or the Discount Offering, as applicable, a copy of the preliminary prospectus supplement or pricing supplement, as applicable, relating to the New Notes to be offered and sold by the Company in the Debt Offering or the Discount Offering, as applicable;
(iii)    comply with any exchange offer rules under the Securities Act that may be applicable to the exchange by the Company of any Notes for New Notes; and
(iv)    comply with all other applicable federal and state securities laws in connection with any exchange by the Company of the Notes for New Notes.
Section 1.12    Additional Events of Default; Additional Interest; Waiver of Defaults.
(a)    In addition to those matters set forth in Section 5.01 of the Base Indenture, an “Event of Default” with respect to the Notes shall also mean any of the following events:
(i)    default in the payment of any Additional Interest (as defined below) in respect of any Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(ii)    failure by the Company to pay the Fundamental Change Repurchase Price payable in respect of any Notes when due;
(iii)    failure by the Company to issue a Fundamental Change Company Notice on a timely basis in accordance with Section 1.08(b) herein when due;
(iv)    a failure to pay principal when due (whether at stated maturity or otherwise) or an uncured Event of Default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Significant Subsidiaries in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or uncured Default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding. For purposes of this Supplemental Indenture, (1) “Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning specified in Rule 1-02(w) of Regulation S-X, promulgated under the Securities Act) of the Company, excluding any Subsidiary of the Company which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) that is not consolidated with the Company for purposes of GAAP and (2) “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities (which means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency) or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person;
(v)    Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Note (other than a covenant or warranty an Event of Default in whose performance or whose breach is elsewhere in the Base Indenture or this Section 1.12), and continuance of such Event of Default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such Event of Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(vi)    the Company pursuant to or within the meaning of any Bankruptcy Law:
(1)    commences a voluntary case;
(2)    consents to the entry of an order for relief against it in an involuntary case;
(3)    consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(4)    makes a general assignment for the benefit of its creditors; or
(vii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Company in an involuntary case;
(2)    appoints a Custodian of the Company, or for all or substantially all of either of its property; or
(3)    orders the liquidation of the Company;
and the continuance of any such order or decree remains unstayed and in effect for a period of 90 consecutive days.
(b)    The Company shall be required to notify the Trustee promptly upon becoming aware of the occurrence of any Event of Default under this Indenture with respect to the Notes. Notwithstanding anything to the contrary in this Indenture, the sole remedy for the failure by the Company to comply with Section 7.04 of the Base Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, if applicable (each, a “Filing Failure”), will, at the Company’s option, for the 365 days after the occurrence an Event of Default relating to such Filing Failure consist of the right to receive additional interest on the Notes (“Additional Interest”) at an annual rate equal to 0.50% of the principal amount of the Notes. In the event the Company does not elect to pay the Additional Interest upon the occurrence of an Event of Default relating to a Filing Failure or such Filing Failure continues for more than 365 days after the occurrence of the Event of Default related thereto, the Notes will be subject to acceleration in accordance with Section 5.02. The Additional Interest will accrue on all Outstanding Notes from and including the date on which the Event of Default relating to Filing Failure first occurs to but not including the 365th day thereafter (or such earlier date on which the Filing Failure shall have been cured or waived). On such 365th day (or such earlier date on which the Filing Failure shall have been cured or waived), the Additional Interest shall cease to accrue. For purposes of the Indenture, the term “Interest” with respect to the Notes shall include Additional Interest, to the extent applicable.
(c)    In the case of an Event of Default specified in clause (vi) or (vii) of Section 1.12(a) hereof, all Outstanding Notes will become due and payable immediately without further action or notice by the Trustee or any Holder.
(d)    Notwithstanding the foregoing, if an Event of Default specified in clause (iv) of Section 1.12(a) occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (iv) of Section 1.12(a) shall have been remedied or cured by the Company or any of its Subsidiaries or waived by the holders of the relevant indebtedness within 60 days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due and payable solely because of the acceleration of the Notes, have been cured or waived.
(e)    In addition to the Events of Default set forth as clauses (1) and (2) in Section 5.13 of the Base Indenture, with respect to the Notes, the following default shall be added as a non-waiveable default in accordance with the terms of Section 5.13 of the Base Indenture:
(i)    failure by the Company to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder of Notes exercising its repurchase rights in accordance with Section 1.08 of this Supplemental Indenture.
Section 1.13    Supplemental Indentures and Amendments.
(a)    In addition to those matters set forth in Section 9.01, with respect to the Notes, without the consent of any Holder, the Company may enter into one or more supplemental indentures for the following purpose:
(iv)    to comply with Section 1.08 of this Supplemental Indenture, including without limitation, (1) to provide for the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Company’s common stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entity and (2) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entity; and
(ii)    to comply with Section 1.11 of this Supplemental Indenture, including without limitation, to execute and consummate the Exchange of the Notes for New Notes.
(b)    In addition to those matters set forth in Section 9.02, with respect to the Notes, no supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture which affects the Notes or of modifying in any manner the rights of the Holders of the Notes shall, without the consent of the Holder of each Note affected thereby:
(i)    adversely affect any right of repayment at the option of the Holder of any Note pursuant to Section 1.08 of this Supplemental Indenture or impair the right to institute suit for the enforcement of any such payment on or after any applicable Fundamental Change Repurchase Date;
(ii)    relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City; and

(iii)    change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders after the occurrence of a Fundamental Change.
(c)    The Company will notify Holders of the Notes within a reasonable time of any amendment to the Indenture or any supplemental indenture entered into that affects the interests of the Holders of the Notes. However, any failure by the Company to give such notice to all of the Holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.
ARTICLE II

OTHER INDENTURE PROVISIONS OF GENERAL APPLICATION
Section 2.01    Definitions. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.
ARTICLE III
COVENANTS
Section 3.01    Compliance with Investment Company Act. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Section 10.08 thereto, each as set forth below:
"Section 10.08        Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act or any successor provisions thereto of the Investment Company Act."

ARTICLE IV

MISCELLANEOUS
Section 4.01    Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
Section 4.02    Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.03    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.
Section 4.04    Ratification of Base Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Supplemental Indenture.
Section 4.05    Effectiveness. The provisions of this Supplemental Indenture shall become effective as of the date hereof.
Section 4.06    Article I Terms. Notwithstanding anything else to the contrary herein, the terms and provisions of Article I of this Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Supplemental

Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.
Section 4.07    Recitals. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
PROSPECT CAPITAL CORPORATION

By:    /s/ Brian H. Oswald
Name:    Brian H. Oswald
Title:    Chief Financial Officer and
Chief Compliance Officer

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:    /s/ Beverly A. Freeney
Name:    Beverly A. Freeney
Title:    Vice President

EXHIBIT A

[Form of Global Note]

EXHIBIT A

[FORM OF GLOBAL NOTE]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Prospect Capital Corporation
Prospect Capital InterNotes®

No.     $
CUSIP No.74348YMA6
ISIN No. US74348YMA63

4.75% Senior Notes due 2019

Prospect Capital Corporation, a corporation duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FIFTY MILLION DOLLARS (U.S. $50,000,000) on August 15, 2019, and to pay interest thereon from February 19, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 2014 at the rate of 4.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 and August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the

Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.
Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.
PROSPECT CAPITAL CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

Prospect Capital Corporation
Prospect Capital InterNotes®

4.75% Senior Notes due 2019

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 16, 2012, as amended by that certain Agreement of Resignation, Appointment and Acceptance, dated March 12, 2012 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee by succession (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Supplemental Indenture, dated as of February 19, 2014 (the “Supplemental Indenture”, together with the Base Indenture collectively referred to herein as the “Indenture”). In the event of any conflict between the Base Indenture and the Supplemental Indenture, the Supplemental Indenture shall govern and control.
This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $50,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities. Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
The Indenture contains provisions that provide Holders upon the occurrence of a Fundamental Change (as defined in Section 1.08 of the Supplemental Indenture), the option to require the Company to repurchase all of a Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, at a repurchase price equal to one hundred percent of the principal amount of the Securities being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
The Securities of this series are subject to redemption, in whole or in part, at any time, or from time to time, at the option of the Company, at a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the Redemption Date:

(a)    100% of the principal amount of the Notes to be redeemed, or

(b)
the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points.

The calculation of Redemption Price as well as other redemption terms are described in Section 1.09 of the Supplemental Indenture.

The Indenture provides that the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease its property and assets substantially as an entirety to another person, unless certain specified conditions set forth in Section 1.10 of the Supplemental Indenture are satisfied.
The Indenture provides that upon the issuance by the Company of (i) additional notes which are pari passu with the Notes, whether in a publicly registered or privately placed debt offering, of at least $250,000,000 in an aggregate principal amount (the “Debt Offering”), during the period of 90 days following February 19, 2014 (the “Exchange Period”), or (ii) additional Notes on terms similar to the Notes but at any discount to a Holder to the principal amount of the Notes, during the period of 90 days (the “Discount Exchange Period”) following February 19, 2014 (the “Discount Offering”) (the notes issued in connection with a Debt Offering and a Discount Offering collectively referred to as the “New Notes”), each original holder of the Notes may exchange all, and not part, of its Notes for New Notes (the “Exchange Right”). The option to exchange Notes for any New Notes will apply only to the original holders of the Notes who purchase the Notes from the Company pursuant to the initial offering of such Notes and who continue to hold the Notes as of the date of issuance of the New Notes (the “Applicable Noteholders”). Any subsequent holders of the Notes who acquire Notes during the Exchange Period or the Discount Exchange Period, as applicable, from the Applicable Noteholders will not be permitted to exchange Notes for New Notes. Any New Notes issued to the Applicable Noteholders in connection with a Debt Offering will be for an equal aggregate principal amount of the Notes to be exchanged, will be issued without penalty to, or additional consideration provided by, the Applicable Noteholders and will have such terms as agreed to by the Company in the Debt Offering pursuant to which the New Notes are issued. Any New Notes issued to the Applicable Noteholders in connection with a Discount Offering will be issued without penalty to, or additional consideration provided by, the Applicable Noteholders and will have such terms as agreed to by the Company in the Debt Offering or the Discount Offering pursuant to which the New Notes are issued. The principal amount of the New Notes issued to an Applicable Noteholder in connection with a Discount Offering will be increased proportionately to the discount offered in the Discount Offering.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Section 1.12 of the Supplemental Indenture provides for the payment of additional interest upon the occurrence of certain Events of Default.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (ii) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, (iii) such Holder offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and (v) for sixty (60) days after receipt of such notice, request and offer of indemnity, the Trustee shall have failed to institute any such proceeding. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.